Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts


Nuveen Multistate Trust III
333-16611
811-07943


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
29, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-013168.